EXHIBIT 10.56




                                 PROMISSORY NOTE



$1,107,228.03                                           Redwood City, California
                                                        August 29, 1996


         FOR VALUE RECEIVED, the undersigned hereby executes this full recourse promissory note (the "Note") and unconditionally promises to pay to the order of SUGEN, INC., a Delaware corporation (the "Company"), or its successors or assigns, at 515 Galveston Drive, Redwood City, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of one million, one hundred seven thousand, two hundred twenty eight dollars and three cents ($1,107,228.03) (of which two hundred twenty four thousand one hundred seventy eight dollars and thirty six cents ($224,178.36) shall consist of a loan for the purpose of the payment of tax withholding associated with the August 29, 1996 stock option exercise) together with interest accrued from the date hereof on the unpaid principal at the rate of 6.84% per annum, compounded annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

                  Principal   Repayment.   The  outstanding   principal   amount
         hereunder shall be due and payable in full on August 29, 2001 (the "Principal Repayment Date").

                  Interest Payments. Interest shall be payable in arrears on the Principal Repayment Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed;

         provided, however, that in the event that the undersigned's continuous status as an employee, director or consultant with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable on the ninetieth (90th) day following such termination; provided, further, that in the event that the undersigned requests the release of any percentage of the shares of the Common Stock from the Stock Pledge Agreement (of even date herewith between the undersigned and the Company) prior to the Principal Repayment Date, the same percentage of the principal of the Note, together with all accrued interest then outstanding under the Note, shall become due immediately prior to the release of such percentage of shares from the Pledge Agreement.

         If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.



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         This Note may be prepaid at any time  without  penalty.  All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the related Stock Pledge Agreement.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       Signed      /s/ Stephen Evans-Freke
                                             -----------------------------------
                                                       Stephen Evans-Freke